UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 27, 2020, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), held an annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s stockholders voted as follows on the following proposals:

(i) Election of directors:

Name	Votes For	Votes Against	Abstentions
Michael Panosian	20,047,422	-	5,844,812
Robert Faught	20,197,426	-	5,694,808
Frederick D. Furry	20,196,678	-	5,695,556
Paul Galvin	20,038,115	-	5,854,119
Joshua Keeler	20,253,382	-	5,638,852
Linda Moosaian	20,242,867	-	5,649,367

(ii) Approval Pursuant to Nasdaq Marketplace Rule 5635:

Votes For	Votes Against	Abstentions
15,999,524	5,217,274	4,675,436

(iii) The authorization of the Board, without further action of the stockholders, to amend the Articles of Incorporation to implement a reverse stock split of our capital stock, at a ratio within the range of 1-for-2 to 1-for-30:

Votes For	Votes Against	Abstentions
35,099,163	11,273,154	95,568

(iv) Amendment of the 2018 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
15,209,104	5,932,999	4,750,130

(v) Discretionary (non binding) shareholder vote on executive compensation:

Votes For	Votes Against	Abstentions
15,056,983	5,296,330	5,538,921

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: March 30, 2020	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President